Exhibit 5.1

GRAUBARD MILLER
The Chrysler Building
405 Lexington Avenue
New York, New York 10174

June 11, 2021

Chicken Soup for the Soul Entertainment, Inc.
132 E. Putnam Avenue, Floor 2W

Cos Cob, Connecticut 06807

Re:         Registration Statement

Ladies and Gentlemen:

We have acted as counsel for Chicken Soup for the Soul Entertainment Inc., a Delaware corporation (“Company”), in connection with the preparation of the Registration Statement on Form S-3 (“Registration Statement”) filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), relating to (a) the proposed issuance and sale by the Company of up to $1,000,000,000 of the Company’s (i) common stock, par value $0.0001 per share (“Common Stock”), (ii) preferred stock, par value $0.0001 (“Preferred Stock”), (iii) warrants (“Warrants”) to purchase Common Stock, Preferred Stock, Debt Securities (as defined below) or any other class of securities registered pursuant to the Registration Statement, (iv) senior and subordinated debt securities (“Debt Securities”), to be issued in one or more series under a senior indenture or subordinated indenture, each in the forms filed as exhibits to the Registration Statement, as the same may be supplemented or amended from time to time (each an “Indenture” and collectively the “Indentures”), and (v) units comprised of Common Stock, Preferred Stock or any other class of securities registered pursuant to the Registration Statement in any combination (the “Units,” and together with the Common Stock, Preferred Stock, Warrants and Debt Securities, the “Shelf Securities”), to be offered on an immediate, continuous or delayed basis pursuant to provisions of Rule 415 under the Act, and (b) the resale by a certain Company stockholder (the “Selling Securityholders”), as set forth in the Registration Statement, of an aggregate of 1,798,956shares of Series A preferred stock (“Resale Securities”).

In rendering the opinions set forth below, we have examined (a) the Registration Statement and the exhibits thereto; (b) the Company’s Certificate of Incorporation, as amended (“Certificate of Incorporation”); (c) the Company’s Bylaws (“Bylaws”); (d) certain records of the Company’s corporate proceedings as reflected in its minute books; and (e) such statutes, records and other documents as we have deemed relevant.

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as copies thereof. We also have assumed that (i) the Registration Statement shall be effective and comply with all applicable laws at the time the Shelf Securities and Resale Securities are offered or issued as contemplated by the Registration Statement, (ii) a prospectus and prospectus supplement describing each class or series of Shelf Securities offered pursuant to the Registration Statement shall have been filed with the SEC, (iii) all Shelf Securities and Resale Securities will be issued and sold in compliance with the applicable provisions of the Act, the Trust Indenture Act of 1939 and the securities or blue sky laws of the various states, as applicable, and in the manner stated in the Registration Statement and the applicable prospectus supplement, (iv) resolutions authorizing the Company to register, offer, sell and issue the Shelf Securities and Resale Securities, as applicable, shall have been duly adopted and shall remain in full force and effect, (v) the number of shares of Common Stock and Preferred Stock to be issued, together with all other shares of Common Stock and Preferred Stock that are outstanding or reserved for issuance, shall not exceed the number of such shares authorized under the Company’s Certificate of Incorporation, (vi) the Indentures (including any supplemental indentures) and Debt Securities, any Warrant and/or warrant agreement, as applicable, any Unit and/or unit agreement, as applicable, and any definitive purchase, underwriting or similar agreement (collectively, the “Securities Agreements”) shall have been duly authorized, executed and delivered by the parties thereto; (vii) the warrant agreement and contribution agreement entered into with the Selling Securityholders shall have been duly authorized, executed, and delivered by the parties thereto; (viii) each of the Securities Agreements shall provide that New York law governs such agreement, (ix) the execution and delivery of the Securities Agreements and the issuance and sale of Shelf Securities, will not violate or constitute a default or breach under any agreement or instrument binding the Company, any applicable law, rule or regulation, any judicial or regulatory order or decree of any governmental authority, or any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority, (x) the interest rate, if applicable, on the Shelf Securities shall not exceed the maximum lawful rate permitted from time to time under applicable law, (xi) the trustee under the Indenture shall have been determined to be eligible and qualified under section 310(a) of the Trust Indenture Act of 1939, as amended, and (xii) the Shelf Securities and Resale Securities shall have been duly recorded, as applicable, and the certificates representing the Shelf Securities and Resale Securities, if any, shall have been duly authorized, executed, attested, authenticated and/or countersigned, as applicable, and delivered. In addition, we have made such other examinations of law and fact as we have deemed relevant in order to form a basis for the opinions hereinafter expressed.

Based upon and subject to the foregoing, we are of the opinion that:

1.            When (A) the Board of Directors of the Company or a duly constituted and acting committee thereof (such Board of Directors or committee thereof being hereinafter collectively referred to as the “Board”) has taken all necessary corporate action in conformity with the Company’s Certificate of Incorporation and Bylaws to approve the issuance of the Common Stock, the terms of the offering thereof and related matters, and (B) such shares of Common Stock have been issued and delivered in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement against payment therefor as provided therein (which shall not be less than par value of the Common Stock), or upon exercise, exchange or conversion of any other Shelf Security in accordance with the terms of the Shelf Security or the instrument governing the Shelf Security providing for the exercise, exchange or conversion as approved by the Board, for the consideration approved by the Board (which shall not be less than par value of the Common Stock), such shares of Common Stock will be validly issued, fully paid and nonassessable.

2.            When (A) the Board has taken all necessary corporate action in conformity with the Company’s Certificate of Incorporation and Bylaws to approve the terms and issuance of a particular series of shares of Preferred Stock, the terms of the offering thereof and related matters, including the adoption of a Certificate of Designation for such Preferred Stock in accordance with applicable law relating to such shares of Preferred Stock and the filing of such Certificate of Designation with the Secretary of State of the State of Delaware, and (B) such shares of Preferred Stock have been issued and delivered in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement against payment therefor as provided therein (which shall not be less than par value of the Preferred Stock), or upon exercise, exchange or conversion of any other Shelf Security in accordance with the terms of the Shelf Security or the instrument governing the Shelf Security providing for the exercise, exchange or conversion as approved by the Board, for the consideration approved by the Board (which shall not be less than par value of the Preferred Stock), such shares of Preferred Stock will be validly issued, fully paid and nonassessable.

3.            When (A) the Indenture (including any supplemental indenture) relating to the Debt Securities in a particular series has been duly authorized, executed and delivered by the Company, (B) the Board has taken all necessary corporate action in conformity with the Company’s Certificate of Incorporation and Bylaws to approve the form, terms, execution and issuance and delivery of such Debt Securities, the terms of the offering thereof and related matters, and (C) such Debt Securities have been duly executed, issued and delivered in accordance with the terms of the applicable Indenture (including any supplemental indenture) and the definitive purchase, underwriting or similar agreement against payment therefor, or upon exchange or conversion of any other Shelf Security in accordance with the terms of the Shelf Security or the instrument governing the Shelf Security providing for the exchange or conversion as approved by the Board, for the consideration approved by the Board, such Debt Securities will constitute binding obligations of the Company.

4.            When (A) the warrant agreement, if any, relating to an issuance of Warrants has been duly authorized, executed and delivered by the Company, (B) the Board has taken all necessary corporate action in conformity with the Company’s Certificate of Incorporation and Bylaws to approve the form, terms, execution and issuance and delivery of the Warrants, the terms of the offering thereof and related matters, and (C) the Warrants have been duly executed, issued and delivered in accordance with the terms of the applicable warrant agreement, if any, and the definitive purchase, underwriting or similar agreement approved by the Board against payment of the consideration therefor as provided therein, such Warrants will constitute binding obligations of the Company.

5.            When (A) the unit agreement, if any, relating to an issuance of Units has been duly authorized, executed and delivered by the Company, (B) the Board has taken all necessary corporate action in conformity with the Company’s Certificate of Incorporation and Bylaws to approve the form, terms, execution and issuance and delivery of the Units, the terms of the offering thereof and related matters, and (C) the Units have been duly executed, issued and delivered in accordance with the terms of the applicable unit agreement, if any, and the definitive purchase, underwriting or similar agreement approved by the Board against payment of the consideration therefor as provided therein, such Units will constitute binding obligations of the Company.

6.            The Resale Securities issued by the Company to the Selling Securityholder were duly authorized, legally issued, fully paid, and non-assessable.

Our opinion that any document constitutes a binding obligation is qualified by reference to (i) the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally, including, without limitation, laws relating to fraudulent transfers or conveyances, preferences and equitable subordination; and (ii) limitations imposed by general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies regardless of whether enforceability is considered in a proceeding in equity or at law.

We express no opinion regarding the effectiveness of (i) any waiver of stay, extension or usury laws or of unknown future rights; (ii) any waiver (whether or not stated as such) under the Securities Agreements of, or any consent thereunder relating to, unknown future rights or the rights of any party thereto existing, or duties owing to it, as a matter of law; (iii) any waiver (whether or not stated as such) contained in the Securities Agreements of rights of any party, or duties owing to it, that is broadly or vaguely stated or does not describe the right or duty purportedly waived with reasonable specificity; (iv) provisions relating to indemnification, exculpation or contribution, to the extent such provisions may be held unenforceable as contrary to public policy or federal or state securities laws or due to the negligence or willful misconduct of the indemnified party; (v) any purported fraudulent transfer “savings” clause; (vi) any provision in any Securities Agreement waiving the right to object to venue in any court; (vii) any agreement to submit to the jurisdiction of any Federal court; (viii) any waiver of the right to jury trial or (ix) any provision to the effect that every right or remedy is cumulative and may be exercised in addition to any other right or remedy or that the election of some particular remedy does not preclude recourse to one or more others.

No opinion is expressed herein other than as to the corporate law of the State of Delaware, the laws of the State of New York, and the federal securities law of the United States of America.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement, to the use of our name as counsel to the Company, and to all references made to us in the Registration Statement and the prospectuses forming a part thereof. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated thereunder.

Very truly yours,
/s/ GRAUBARD MILLER